Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-202860 and Form S-8 No. 333-201067) of Juno Therapeutics, Inc. 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan and 2013 Equity Incentive Plan of our report dated June 23, 2015, with respect to the financial statements of Stage Cell Therapeutics GmbH, included in this Current Report on Form 8-K/A.

/s/ Barth	/s/ Dr. Napolitano
Wirtschaftsprüfer	Wirtschaftsprüfer
[German Public Auditor]	[German Public Auditor]

Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

Munich, Germany

July 9, 2015